Exhibit 99.2

2010 Year-End Earnings Review Paul M. Barbas President and Chief Executive Officer Frederick J. Boyle Senior Vice President and Chief Financial Officer

Investor Relations Contact Craig Jackson VP & Treasurer (937) 259-7033 craig.jackson@dplinc.com Notice Regarding Forward-Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this presentation that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development and operation of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary The Dayton Power and Light Company (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions, including impacts the current financial crisis may have on our business and financial condition; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. 1

Diluted Earnings Per Share 2 Q4 2010 vs. Q4 2009 2010 vs. 2009 $2.01 $2.50 $ - $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 2009 2010 $0.43 $0.62 $ - $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 2009 2010

3 2010 retail sales were 6.4% higher than 2009 due favorable weather and higher industrial sales. Unemployment rates continue to improve Retail Sales and Unemployment

Retail Competition 4 The annualized amount of DP&L load served by CRES providers increased to 44% with DPLER serving 92% of this switched load. Unfavorable pre-tax impact from customer shopping was approximately $17 million in 2010. 99.6% 95.9% 95.1% 92.0% DPLER 2010 2009 Customer Count On-System 8,359 390 Off-System 643 - Total Customers 9,002 390 Sales (GWHs) On-System 4,417 1,464 Off-System 129 - Total Sales 4,546 1,464

Regulatory Highlights 5 Implemented the fuel and purchased power clause on January 1, 2010 Motion to withdraw AMI/Smart Grid filing approved by PUCO on January 5, 2011 ESP filing scheduled for first quarter 2012

Share Repurchase Plan and Dividends 6 Annualized Dividend per Share Announced a 10% dividend rate increase in December 2010. Current annualized dividend rate of $1.33 per share Dividend rate has increased six consecutive years Attractive dividend yield Announced a new 3 year, $200 million stock repurchase plan in October 2010 Approximately 2 million shares have been repurchased Average purchase price of $25.75 per share CAGR* = 5.6% *Note: CAGR = Compound average growth rate. 2005 2006 2007 2008 2009 2010 2011E Returning Value to Shareholders

2010 Year-End Financial Results

Financial Results 8 Three Months Ended Twelve Months Ended December 31, December 31, Earnings per share on common stock 2010 2009 2010 2009 Basic $ 0.62 $ 0.43 $ 2.51 $ 2.03 Diluted $ 0.62 $ 0.43 $ 2.50 $ 2.01 Three Months Ended Twelve Months Ended December 31, December 31, Average number of common shares outstanding 2010 2009 2010 2009 (in millions) Basic 115.2 115.0 115.6 112.9 Diluted 115.8 116.3 116.1 114.2

2010 Earnings Per Share Reconciliation 9 Retail increased primarily due to the recovery of fuel, environmental, and energy efficiency costs, favorable weather and improved economic conditions. Wholesale increased primarily due to higher market prices. 2009 included significant coal and emission allowance gains which were not repeated in 2010. Purchased power costs increased due to higher market prices. RTO related costs increased primarily due to higher capacity costs. Increased O&M expenses include $0.10 per share associated with energy efficiency and low income program costs which have retail trackers. Interest expense decreased due to debt retirements in 2009. Wholesale $/share favorable / (unfavorable) EPS 2009 Diluted Earnings Per Share 2.01 Retail 1.26 Wholesale 0.11 Coal and emission allowance gains (0.31) Purchased power (0.20) RTO related costs (0.25) Operations and maintenance (0.19) Interest expense 0.07 2010 Diluted Earnings Per Share 2.50

No borrowings currently outstanding on DP&L’s revolvers. Cash position remains strong. Liquidity and Select Cash Flow Items 10

Other Liquidity Activities 11 Close on the agreement signed in January 2011 to repurchase approximately $122 million of Capital Trust II Securities that have a 2031 maturity date Refinance $220 million revolving credit facility expiring November 2011 Refinance $300 million of DPL debt maturing September 2011

2011 Earnings Guidance

2011 Earnings Guidance Affirmed 2011 earnings guidance of $2.30 to $2.55 13

2010 Year-End Earnings Review Paul M. Barbas President and Chief Executive Officer Frederick J. Boyle Senior Vice President and Chief Financial Officer